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                                                                    Exhibit 10.6

                             Employment Agreement


          This Agreement is entered into as of January 11, 1999, by and between Gadi Maier (the "Employee") and Internet Travel Network, a California corporation (the "Company").

          1.   Duties and Scope of Employment.

               (a) Positions. For the term of his employment under this Agreement ("Employment"), the Company agrees to employ the Employee in the position of President and Chief Executive Officer. The Employee shall report to the Company's Board of Directors (the "Board"). The Board shall initially elect the Employee as a member of the Board, effective as of the commencement of his Employment. The Company shall use reasonable efforts to cause the Employee to be nominated for reelection as a member of the Board whenever his term as a director expires during his Employment. The Employee agrees to resign from the Board in the event that his Employment terminates for any reason.

               (b)  Obligations to the Company.   During the term of his
Employment, the Employee shall devote his full business efforts and time to the Company. During the term of his Employment, without the prior written approval of the Company's Board of Directors, the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any corporation other than the Company. The foregoing notwithstanding:

                    (i) The Company acknowledges that, on the date of this Agreement, the Employee owns the investments listed on Schedule A attached hereto, and such investments shall be deemed to be in compliance with this Agreement; and

                    (ii) The Company acknowledges (A) that the Employee, prior to the commencement of his Employment, developed a business concept involving the development of an internet site designed to facilitate the centralized purchasing of both products and services, principally by small- and medium-sized businesses, as reflected in a written business plan that was presented to, and reviewed by, potential investors, (B) that such concept is expected to result in the formation of a company (the "Purchasing Site Company") by a colleague of the Employee, (C) that the Employee will acquire a minority equity interest in the Purchasing Site Company and may become a member of its board of directors, (D) that the Company shall not have any interest in or claim to or against the Purchasing Site Company or to the Employee's interest in the Purchasing Site Company and (E) that the Employee's equity interest in the Purchasing Site Company and service on its board of directors, as described in this Paragraph (ii), shall be deemed to be in compliance with this Agreement. The Employee
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     acknowledges (A) that the Company, prior to the commencement of the
     Employee's Employment, developed a business concept relating generally to an internet-based purchasing site that has not been fully developed but has been discussed with third parties and (B) that the Employee shall not have any interest in or claim to the business concept developed by the Company.

All business activities of the Employee, whether or not described in Paragraphs
(i) and (ii) above, that are not related to his duties under this Agreement shall, in the aggregate, be limited to 10 hours per month. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during the term of his Employment.

               (c)  No Conflicting Obligations.   The Employee represents and
warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

               (d)  Commencement Date.   The Employee shall commence full-time
Employment under this Agreement as soon as reasonably practicable and in no event later than January 11, 1999.

          2.   Cash and Incentive Compensation.

               (a) Salary. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $240,000. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")

               (b) Incentive Bonuses. The Employee shall be eligible to be considered for an annual incentive bonus. The minimum amount of such bonus shall be $60,000 per year (the "Minimum Bonus"). The maximum amount of such bonus for the year 1999 shall be $110,000. Subject to the foregoing, the actual amount of such bonus shall be determined on the basis of objective and/or subjective criteria established by the Board at its discretion. The determinations of the Board with respect to such bonus shall be final and binding.

               (c) Reimbursement of Transition Expenses. The Company shall reimburse the Employee for the reasonable fees of legal counsel incurred in connection with the negotiation of this Agreement, not to exceed $6,500. The Company shall also pay the Employee, on or about the first day of his Employment, the amount of $2,000 to defray transition expenses relating to health care insurance coverage.

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               (d)  Stock Options.  The Board shall grant the Employee options
(the "Options") to purchase, in the aggregate, 1,743,675 shares of the Company's Common Stock. The Options, to the extent not granted prior to the date of this Agreement, shall be granted as soon as reasonably practicable on or after the date of this Agreement. The exercise price of the Options shall be equal to $1.00 per share. To the extent permitted by section 422(d) the Internal Revenue Code of 1986, as amended (the "Code"), the Options shall be incentive stock options granted under the Internet Travel Network 1996 Stock Incentive Plan, as amended (the "Plan"). The term of the Options shall be 10 years, and the Options shall not be subject to earlier expiration with respect to vested shares in the event of the termination of the Employee's Employment. The Options shall become exercisable on January 1, 2000, with respect to 100,000 shares and on January 1, 2001, with respect to 100,000 shares. The Options shall be exercisable at any time on or after the date of grant with respect to the remaining shares. To the extent that the Options are not yet exercisable when the vesting of the underlying shares accelerates, as described below, the Options shall become exercisable in full at that time. The purchased shares shall be subject to repurchase by the Company at the exercise price in the event that the Employee's Employment terminates before he vests in the shares. The option shares shall vest as follows:

                    (i) One-seventh of the option shares shall vest on the earlier of (A) the date when the Employee completes the first 12 months of continuous service with the Company or (B) the date when the Company is subject to a Change in Control. For all purposes under this Agreement, the term "Change in Control" shall have the meaning given to such term in the Plan.

                    (ii) Six-sevenths of the option shares shall vest in equal monthly installments over the Employee's first 48 months of continuous service (the "Monthly Vesting Amount"). In the event that the Company is subject to a Change in Control during the Employee's first 12 months of continuous service with the Company, a total of 60% of the option shares described in this Paragraph (ii) shall be vested. In the event that the Company is subject to a Change in Control during the Employee's second 12 months of continuous service with the Company, the total percentage of the option shares described in this Paragraph (ii) that is vested shall be equal to 80% plus 1.6667% for each month of continuous service in excess of 12 completed by the Employee. In the event that the Company is subject to a Change in Control after the Employee has completed 24 months of continuous service with the Company, 100% of the option shares described in this Paragraph (ii) shall be vested. In the event that vesting accelerates upon a Change in Control pursuant to this Paragraph (ii), the remaining unvested option shares shall continue to vest as to the Monthly Vesting Amount with each month of continuous service following the Change in Control.

                    (iii) In the event that the Employee is subject to an Involuntary Termination (as defined in Section 6(d)) after a Change in Control, then all remaining option shares described in Paragraph (ii) above shall vest.

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                    (iv)  In the event of the Employee's death or Disability (as defined in the Plan), the vested portion of the option shares described in Paragraphs (i) and (ii) above shall be determined by adding 12 months to the Employee's actual period of continuous service with the Company.


The Employee may pay the exercise price of shares of the Company's Common Stock acquired under the Options with a full-recourse promissory note secured by such shares. Such note shall have a term of five years, shall bear interest at the applicable federal rate (as announced by the Internal Revenue Service from time to time) and shall provide for principal and interest to be payable in a lump sum on the due date. The forms of Notice of Grant and Stock Option Agreement evidencing the Options, the form of such note and the form of Stock Pledge Agreement related to such note are attached hereto as Exhibits A-1, A-2, A-3, A-4, B and C, respectively.

               (e) S-8 Registration Rights. The Company shall use reasonable efforts to register all shares of its Common Stock subject to the Options by means of a registration statement on Form S-8 (the "Form S-8") as soon as reasonably practicable after an initial public offering of its securities (the "IPO"). Except for those shares, if any, to be registered under a registration statement on Form S-1 pursuant to Subsection (f) below, any shares acquired by the Employee under the Options prior to the IPO shall be included in the Form S-8 by means of a reoffer prospectus to the extent permitted by the General Instructions to Form S-8.

               (f) Other Registration Rights. All vested shares of the Company's Common Stock that the Employee has purchased by exercising the Options shall be deemed "Conversion Stock," and the Employee shall be deemed a "Holder," for purposes of sections 1, 2, 5.2, 5.4 through 5.9, 5.11, 11 and 13 through 19 of the Amended and Restated Investor Rights Agreement dated as of May 10, 1998 (the "Rights Agreement"), by and among the Company and the persons listed on the Schedule of Investors attached as Schedule A thereto. In order to give effect to the preceding sentence, the Employee shall become a party to the Rights Agreement by means of an amendment to the Rights Agreement adopted pursuant to section 14 thereof.

          3. Vacation and Employee Benefits. During the term of his Employment, the Employee shall be eligible for paid vacations in accordance with the Company's standard policy for similarly situated employees, as it may be amended from time to time, provided that the Employee shall be entitled to not less than four weeks of paid vacation per year. During the term of his Employment, the Employee shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. In addition, the Company shall maintain term insurance coverage on the Employee's life with a benefit of not less than $1 million; provided that the Employee (a) is insurable at standard or better rates and (b) agrees to submit to such medical examinations as the insurance carrier or carriers selected by the Company may reasonably require. The Employee shall be entitled to designate the beneficiary or beneficiaries of such coverage. After the IPO, the Company shall maintain adequate liability insurance for the benefit of its directors and officers; provided that such coverage is available at reasonable cost.

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          4.   Business Expenses.  During the term of his Employment, the
Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

          5.   Term of Employment.

               (a) Basic Rule. The Company agrees to continue the Employee's Employment, and the Employee agrees to remain in Employment with the Company, from the commencement date set forth in Section 1(d) until the date when the Employee's Employment terminates pursuant to Subsection (b) or (c) below. The Employee's Employment with the Company shall be "at will." Any contrary representations which may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

               (b) Termination. The Company may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee notice in writing. The Employee may terminate his Employment by giving the Company notice in writing. The Employee's Employment shall terminate automatically in the event of his death.

               (c) Permanent Disability. The Company may terminate the Employee's active Employment due to Permanent Disability by giving the Employee 30 days' advance notice in writing. For all purposes under this Agreement, "Permanent Disability" shall mean that the Employee, at the time notice is given, has failed to perform his duties under this Agreement for a period of not less than 90 consecutive days as the result of his incapacity due to physical or mental injury, disability or illness. In the event that the Employee satisfactorily resumes the performance of substantially all of his duties hereunder before the termination of his active Employment under this Subsection
(c) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

               (d)  Rights Upon Termination.  Except as expressly provided in
Section 6, upon the termination of the Employee's Employment pursuant to this
Section 5, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all obligations and responsibilities of the Company to the Employee.

               (e) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee's obligations under Section 8.

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          6.   Termination Benefits.

               (a) Mutual General Release. Any other provision of this Agreement notwithstanding, Subsections (b) and (c) below shall not apply unless the Employee and the Company (i) have executed a mutual general release (in a form prescribed by the Company) of all known and unknown claims that each party may then have against the other party or persons affiliated with the other party, (ii) have agreed not to prosecute any legal action or other proceeding based upon any of such claims and (iii) are in compliance with Section 8. The Company may discontinue any payments and/or benefits under Subsections (b) and
(c) below if and when the Employee fails to comply with Section 8.

               (b) Severance Benefit. If, during the term of this Agreement, the Employee is subject to an Involuntary Termination, then the Employee shall be entitled to receive an amount equal to his Base Compensation and Minimum Bonus at the rate in effect at the termination of his Employment for a period following the termination of his Employment (the "Severance Benefit"). Such period (the "Continuation Period") shall be equal to the following:

                    (i) If the Involuntary Termination occurs during the first three months of Employment, there shall be no Continuation Period.

                    (ii) If the Involuntary Termination occurs during the fourth through 12/th/ months of Employment, the Continuation Period shall be equal to nine months.

                    (iii) If the Involuntary Termination occurs after the 12/th/ month of Employment, the Continuation Period shall be equal to 12 months.

If the Involuntary Termination occurs prior to the IPO, one-half of the Severance Benefit shall be paid as soon as reasonably practicable after the date of the Involuntary Termination and the balance shall be paid in equal monthly installments during the six-month period next following the date of the Involuntary Termination. If the Involuntary Termination occurs after the IPO, the entire Severance Benefit shall be paid as soon as reasonably practicable after the date of the Involuntary Termination.

               (c) Group Insurance Coverage. If Subsection (b) above applies, the Employee and his dependents (where applicable) shall be entitled to continue participating in the Company's group insurance programs during the Continuation Period, subject to the terms of any insurance policies or other contracts applicable to such programs. To the extent that such insurance policies or other contracts do not permit the continued participation of the Employee and his dependents during the Continuation Period, the Company shall make monthly cash payments to the Employee equal to the amount that it would have paid to cover the Employee and his dependents under such insurance policies or other contracts.

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               (d)  Definition of "Involuntary Termination."  For all purposes under this Agreement, "Involuntary Termination" shall mean the termination of the Employee's Employment by reason of:

                    (i) The involuntary discharge of the Employee by the Company for reasons other than Cause or Permanent Disability; or

                    (ii)  The voluntary resignation of the Employee following
     (A) a material reduction of the Employee's duties, authority or responsibilities, (B) any reduction in the Employee's title, (C) a change in the Employee's reporting relationship requiring him to report to any person other than the Board, (D) a reduction of the Employee's Base Compensation or Minimum Bonus, as in effect immediately prior to such reduction, or (E) the relocation of the Employee's principal place of employment, if the distance between the Employee's new office and his office immediately prior to such relocation is more than 35 miles.

The foregoing notwithstanding, no "Involuntary Termination" shall occur merely because the Employee, after a Change in Control, is required to report to an executive officer of the Company's parent corporation or, if the Company becomes a division of its successor corporation, to an executive officer of such successor corporation.

               (e) Definition of "Cause." For all purposes under this Agreement, "Cause" shall mean:

                    (i) Unauthorized use or disclosure of the confidential information or trade secrets of the Company which is materially injurious to the Company;

                    (ii) Any breach of this Agreement, the Proprietary Information and Inventions Agreement between the Employee and the Company, or any other agreement between the Employee and the Company which is materially injurious to the Company;

                    (iii) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

                    (iv) Demonstrably willful misconduct which is materially injurious to the Company and which is not cured within 60 days after the Employee received written notice specifying such misconduct from the Board; or

                    (v) Gross negligence in the performance of duties assigned to the Employee.

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The foregoing notwithstanding, the Employee shall not be deemed to have been discharged for Cause unless he has been given reasonable written notice specifying the reasons for the proposed termination and has had an opportunity to be heard by the Board (with his counsel, if he so elects).

          7.   Excise Taxes.

               (a) Gross-Up Payment. If it is determined that any payment or distribution of any type to or for the benefit of the Employee by the Company, any of its affiliates, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of section 280G of the Code and the regulations thereunder) or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax and any such interest or penalties are collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment"). The amount of the Gross-Up Payment shall be as follows:

                    (i) If the Gross-Up Payment becomes payable in a taxable year of the Company in which the Company has no taxable income (after taking into account net operating loss carry-forwards), the Gross-Up Payment shall be equal to the product of (A) 50% multiplied by (B) an amount calculated to ensure that after payment by the Employee of all taxes (and any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

                    (ii) If the Gross-Up Payment becomes payable in a taxable year of the Company in which the Company has taxable income (after taking into account net operating loss carry-forwards), the Gross-Up Payment shall be equal to the excise tax imposed on the Employee by section 4999 of the Code, without regard to any taxes payable by the Employee with respect to the Gross-Up Payment.

               (b) Determination by Accountant. All determinations and calculations required to be made under this Section 7 shall be made by an independent accounting firm selected by the Employee from among the largest five accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and the Employee within five days of the termination of the Employee's employment, if applicable, or such earlier time as is requested by the Company or the Employee (if the Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written statement

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that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on the Employee's federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Employee within five days after the Determination is delivered to the Company or the Employee. Any determination by the Accounting Firm shall be binding upon the Company and the Employee, absent manifest error. The Company shall pay the fees and costs of the Accounting Firm.

               (c) Over- and Underpayments. As a result of uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee. In the case of an Overpayment, the Employee shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment.

               (d) Limitation on Parachute Payments. Any other provision of this Section 7 notwithstanding, if the Excise Tax could be avoided by reducing the Total Payments by $45,000 or less, then the Total Payments shall be reduced to the extent necessary to avoid the Excise Tax and no Gross-Up Payment shall be made. If the Accounting Firm determines that the Total Payments are to be reduced under the preceding sentence, then the Company shall promptly give the Employee notice to that effect and a copy of the detailed calculation thereof. The Employee may then elect, in the Employee's sole discretion, which and how much of the Total Payments are to be eliminated or reduced (as long as after such election no Excise Tax will be payable) and shall advise the Company in writing of the Employee's election within 10 days of receipt of notice. If no such election is made by the Employee within such 10-day period, then the Company may elect which and how much of the Total Payments are to be eliminated or reduced (as long as after such election no Excise Tax will be payable) and shall notify the Employee promptly of such election.

          8.   Restrictive Covenants.

               (a) Non-Competition. During his Employment and during any Continuation Period, the Employee agrees not to:

                    (i) Undertake any planning for any outside business activity that is competitive with the Company; or

                    (ii) Directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any manner

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

     engage in any business directly competing with the Company and engaged in such business anywhere within any state, possession, territory or jurisdiction of the United States of America.

The ownership of any securities that the Employee is permitted to own under
Section 1(b) shall be deemed to be in compliance with this Section 8(a).

               (b) Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the second anniversary of the date when the Employee's Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee's own behalf or on behalf of any other person or entity) either (i) the employment of any employee of the Company or any of the Company's affiliates or (ii) the business of any customer of the Company or any of the Company's affiliates with whom the Employee had contact during his Employment.

               (c) Non-Disclosure. The Employee has entered into a Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by reference.

               (d) Injunctive Relief. The Employee acknowledges and agrees that his failure to perform any of his covenants in this Section 8 would cause irreparable injury to the Company and cause damages to the Company that would be difficult or impossible to ascertain or quantify. Accordingly, without limiting any other remedies that may be available with respect to any breach of this Agreement, the Employee consents to the entry of an injunction to restrain any breach of this Section 8.

               (e) Survival. The covenants in this Section 8 shall survive any termination or expiration of this Agreement and the termination of the Employee's Employment with the Company for any reason.

          9.   Successors.

               (a) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

               (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          10.  Miscellaneous Provisions.

               (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

               (b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof. Without limiting the foregoing, this Agreement supersedes the offer letter dated December 30, 1998, pursuant to which the Employee was employed by the Company as Special Advisor to the Chairman of the Board.

               (d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

               (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except their provisions governing the choice of law).

               (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (g) No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

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

               (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



                                       __________________________________


                                       Internet Travel Network



                                       By _______________________________

                                       Title: ___________________________

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